UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 25, 2015
SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 25, 2015, SYNNEX Corporation (the “Company”) and its wholly-owned subsidiary, SYNNEX Infotec Corporation (“Infotec Japan”) entered into a facility agreement (the “Infotec Credit Agreement”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd., as agent and certain other financial institutions party thereto. The proceeds of the loans expected to be advanced under the Infotec Credit Agreement will be used to refinance in full Infotec Japan’s existing facility agreement with another group of lenders and for other working capital and general corporate purposes of Infotec Japan. The Infotec Credit Agreement provides for a maximum commitment of JP¥14.0 billion. The Infotec Credit agreement is comprised of a JP¥6.0 billion term loan and a JP¥8.0 billion revolving credit facility. The interest rate for the term loan and for loans advanced under the revolving credit facility is based on the Tokyo Interbank Offered Rate plus a margin of 0.70% per annum. The Infotec Credit Agreement expires in November 2018. The term loan can be repaid at any time prior to maturity without penalty.
The Infotec Credit Agreement contains various loan covenants that restrict the ability of Infotec Japan to take certain actions, including restrictions on creation of liens, dispositions of assets, dividends, mergers, or changing the nature of its business, in each case, subject to certain customary exceptions. In addition, Infotec Japan is required to maintain a Fixed Charge Coverage Ratio (as defined in the Infotec Credit Agreement) of at least 1.10 to 1.0 and to maintain a minimum net worth in an amount set forth in the Infotec Credit Agreement. In the event that the Company ever ceases to indirectly own at least 75% of the issued share capital of Infotec Japan, the commitments thereunder may be cancelled and all outstanding obligations may be declared to be immediately due and payable. The Infotec Credit Agreement contains certain customary events of default relating to, among other items, non-payment of, or failure to perform, obligations under the Infotec Credit Agreement, breach of representations and warranties in any material respect, cross-default and cross-acceleration to other indebtedness of the Company or Infotec Japan above a threshold set forth in the Infotec Credit Agreement, insolvency, bankruptcy and cessation of business events related to the Company or Infotec Japan, unlawfulness or repudiation of the Infotec Credit Agreement or the other finance documents realated thereto, and the occurrence of a Material Adverse Effect (as defined in the Infotec Credit Agreement).
Infotec Japan's obligations under the Infotec Credit Agreement are guaranteed by the Company.
A copy of the Infotec Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Infotec Credit Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Facility Agreement dated as of November 25, 2015, by and among Synnex Infotec Corporation, SYNNEX Corporation, the financial institutions party thereto, and The Bank of Tokyo-Mitsubishi, UFJ, Ltd, as agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 25, 2015

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Facility Agreement dated as of November 25, 2015, by and among Synnex Infotec Corporation, SYNNEX Corporation, the financial institutions party thereto, and The Bank of Tokyo-Mitsubishi, UFJ, Ltd, as agent.